Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Digital Transformation Opportunities Corp., a Delaware corporation (“DTOC”) and American Oncology Network, LLC, a Delaware limited liability company (the “Company” or “AON”) are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination, as defined within this Form 8-K. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023, combines the unaudited balance sheet of DTOC as of June 30, 2023, with the unaudited consolidated balance sheet of the Company as of June 30, 2023, giving effect to the Business Combination as if it had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the unaudited statement of operations of DTOC for the six months ended June 30, 2023, with the unaudited consolidated statement of operations of the Company for the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the audited statement of operations of DTOC for the year ended December 31, 2022, with the audited consolidated statement of operations of the Company for the year ended December 31, 2022. The unaudited pro forma condensed combined statements of operations give effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•	The historical unaudited condensed financial statements of DTOC as of and for the six months ended June 30, 2023, and the historical audited financial statements of DTOC as of and for the year ended December 31, 2022; and

•	The historical unaudited condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2023, and the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent DTOC’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project DTOC’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “AON Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Form 8-K.

Description of the Business Combination

As previously disclosed, Digital Transformation Opportunities Corp., American Oncology Network, LLC, GEF AON Holdings Corp. (“AON Class C Preferred Investor”), and DTOC Merger Sub, Inc., a direct, wholly owned subsidiary of DTOC (“Merger Sub”) entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of June 14, 2023 (which further amended and restated the Business Combination Agreement entered into by DTOC and AON as of October 5, 2022, and amended and restated on January 6, 2023, and April 27, 2023), pursuant to which, among other transactions, on September 20, 2023 (the “Closing Date”), DTOC and AON undertook a series of transactions (the “Business Combination”) resulting in the organization of the combined post-business combination company as an umbrella partnership C corporation, in which substantially all of the assets and the business of the combined company are held by AON, and DTOC became a member of AON. In connection with the closing of the Business Combination, DTOC changed its name to “American Oncology Network, Inc.” (sometimes referred to herein as “New AON”).

On September 19, 2023, DTOC held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, DTOC stockholders voted to approve the Business Combination with AON and related proposals. Prior to the Special Meeting, a total of 1,699,558 shares of common stock, par value $0.0001, of DTOC (“DTOC Common Stock”) were presented for redemption for cash at a price of approximately $10.50 per share in connection with the Special Meeting.

As a result of, and in connection with, the Closing, among other things, (i) AON amended and restated its operating agreement (the “Amended and Restated AON LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON common units that were exchanged on a one-to-one basis for shares of New AON Class A common stock (“New AON Class A Common Stock”) and its existing AON Class C units into AON Series A preferred units; (ii) AON converted profit pool units of certain of AON’s subsidiaries into an equal number of AON common units and shares of New AON Class B common stock (“New AON Class B Common Stock”), which together are exchangeable into shares of New AON Class A Common Stock (together with the New AON Class B Common Stock, the “New AON Common Stock”); (iii) New AON amended and restated its charter (the “Charter”) to provide for (a) the conversion of all existing shares of DTOC Class B common stock into shares of New AON Class A Common Stock on a one-to-one basis, (b) amendment of the terms of New AON Class B Common Stock to provide holders voting rights but no economic rights and (c) designation of a new series of New AON preferred stock as Series A convertible preferred stock (the “New AON Series A Preferred Stock”) with such rights and preferences as provided for in the certificate of designation of the New Aon Series A Preferred Stock (the “New AON Series A Certificate of Designation”); and (iv) among other things, (a) AON issued common units to New AON in exchange for a combination of cash and shares of New AON Class B Common Stock and warrants to acquire shares of New AON Class B Common Stock (the “Class B Prefunded Warrants”), (b) New AON was admitted as a member of AON, (c) AON distributed shares of New AON Class B common stock or Class B Prefunded Warrants, as applicable, to AON equityholders, (d) New AON reserved a specified number of additional shares of New AON Class A Common Stock after the Closing for issuance to eligible participants, (e) Merger Sub merged with and into the AON Class C Preferred Investor whereby the separate existence of Merger Sub ceased and New AON issued a number of shares of New AON Series A Preferred Stock equal to the number of AON Series A preferred units held by the AON Class C Preferred Investor to AEA Growth Management LP, the parent of AON Class C Preferred Investor (“AEA Growth”) in exchange for all the shares of common stock held by AEA Growth in the AON Class C Preferred Investor (the “First Step”), (f) promptly after the First Step, the AON Class C Preferred Investor merged with and into New AON whereby the separate existence of the AON Class C Preferred Investor ceased and New AON held all the AON Series A preferred units and (g) from and after the Closing (but subject to lock-up restrictions), the AON common equityholders (other than New AON) will have the right (but not the obligation) to exchange AON common units together with an equal number of shares of New AON Class B Common Stock (whether held directly or indirectly through Class B Prefunded Warrants) for shares of New AON Class A Common Stock.

In addition, in connection with the Closing of the Business Combination, DTOC completed the offer to the holders of AON Class B-1 units to exchange their AON Class B-1 units for such number of newly issued shares of New AON Class A Common Stock equal to the ratio set forth in the Business Combination Agreement (such offer, the “Exchange Offer”). DTOC and AON solicited consents from the holders of AON Class B-1 units to make certain amendments to the terms of the awards and the unit grant agreements pursuant to which the AON Class B-1 units were granted, which provided for the automatic exchange, as of immediately prior to the adoption of the Amended and Restated AON LLC Agreement, of all outstanding AON Class B-1 units into shares of New AON Class A Common Stock (collectively, the “Proposed Amendments”). The requisite number of holders of Class B-1 units provided their consent to the Proposed Amendments, and as a result, in connection with the closing of the Business Combination, all AON Class B-1 units were exchanged for an aggregate of 1,047,343 shares of New AON Class A Common Stock.

Accounting Treatment for the Business Combination

As the Company does not meet any of the characteristics of a VIE under ASC 810, the Transaction was evaluated under ASC 805, Business Combinations. Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, DTOC will be treated as the acquired company and AON will be treated as the acquirer for financial statement reporting purposes. The Company has been determined to be the accounting acquirer based on, in summary, an evaluation of the following primary facts and circumstances:

•	AON’s directors will represent a majority of the board seats for New AON’s board of directors;

•	AON’s senior management will be the senior management of the combined company;

•	AON’s operations comprising the ongoing operations of the post-combination company; and

•	AON’s relative size is significantly larger compared to DTOC.

Accordingly, for accounting purposes, the financial statements of the post-combination entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of DTOC, accompanied by a recapitalization. The net assets of DTOC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Accounting for the Earnout Shares

Following the Closing and for five years thereafter, the Sponsor has agreed to subject 35% of the shares of New AON common stock held by it as of the Closing (the “Sponsor Earnout Shares”) to the following vesting and forfeiture provisions:

•	the Sponsor Earnout Shares will vest when the volume-weighted average price of the New AON Class A common stock equals or exceeds $13.50 per share for any 20 trading days within any 30 trading day period beginning after the Closing and ending 60 months following the Closing;

•	the Sponsor Earnout Shares will be released immediately upon the consummation of a change of control transaction within the 60-month period following the Closing; and

•	if the Sponsor Earnout Shares are not released pursuant to the foregoing provisions on or before the date that is 60 months after the Closing, then the Sponsor Earnout Shares will be forfeited immediately following such date.

As the Business Combination will be accounted for as a reverse recapitalization, the issuance of the Sponsor Earnout Shares to the Company’s existing shareholders will be accounted for as an equity transaction. The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Subtopic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of that analysis, it was determined that the Sponsor Earnout Shares are freestanding from the related shares of common stock, do not meet the criteria within ASC 480 to be classified as a liability, and meet the criteria in ASC 815-40 to be considered indexed to the post-combination entity’s common stock and classified within equity. Therefore, an adjustment to recognize the Sponsor Earnout Shares would have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma combined financial information related to the Sponsor Earnout Shares.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination. The unaudited pro forma condensed combined financial information reflects the application of transaction accounting adjustments and are based upon available information and certain assumptions, described in the accompanying notes hereto, that management believes are reasonable under the circumstances.

Upon the consummation of the Business Combination, the shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Shares	%
New AON Class B shareholders (Former AON A & B shareholders)	25,109,551	60.7%
New AON Class B Warrants (Former AON A-1 shareholders)	3,000,245	7.3%
New AON Series A Preferred stock (Former AON C Unit shareholders)	6,651,610	16.1%
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	2.5%
New AON Class A common stock (Former DTOC Class A shareholders)	147,511	0.4%
New AON Class A common stock (Former DTOC sponsor)	5,419,375	13.1%
Shares Outstanding at Closing	41,375,635	100.0%

Immediately after giving effect to the Business Combination, there were (i) 9,532,354 issued and outstanding shares of New AON Class A Common Stock, which includes common stock held by DTOC stockholders and Digital Transformation Sponsor LLC (the “Sponsor”) (including those shares subject to vesting and forfeiture pursuant to the Sponsor Support Agreement), but does not include shares which may be issued under the Incentive Equity Plan and (ii) 25,109,551 issued and outstanding shares of New AON Class B Common Stock, which excludes the Class B Warrants.

The following percentages exclude the Class B Warrants and include the Earnout Shares in the calculations. As of the Closing Date, (i) AON’s equityholders (not including AEA Growth) beneficially owned approximately 63.3% of the outstanding shares of New AON Common Stock, (ii) the public stockholders of DTOC immediately prior to the Closing beneficially owned approximately 0.4% of the outstanding shares of New AON Common Stock, (iii) the Sponsor and the DTOC officers and directors immediately prior to the Closing Date beneficially owned approximately 20.2% of the outstanding shares of New AON Common Stock, and (iv) AEA Growth beneficially owned approximately 16.1% of the outstanding shares of New AON Common Stock (based upon conversion of the New AON Series A Preferred Stock at an initial conversion price of $10.00 per share).

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of DTOC following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. DTOC and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

(amounts in thousands, except share amounts)

	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$72,708	$2	$19,303	(a)	$65,290
			99	(a)
			(17,853)	(b)
			(4,610)	(f)
			(507)	(i)
			(3,852)	(n)
Short-term marketable securities	9,984	-	-		9,984
Restricted cash	-	-	-		-
Patient accounts receivable, net	145,159	-	-		145,159
Inventories	41,886	-	-		41,886
Other receivables	32,929	-	338	(k)	33,267
Prepaids expenses and other current assets	3,398	92	-		3,490
Current portion of notes receivable - related parties	1,492	-	-		1,492
Total current assets	307,556	94	(7,082)		300,568

Property and equipment, net	35,672	-	-		35,672
Operating lease right-of-use assets, net	43,439	-	-		43,439
Notes receivable - related parties	1,752	-	-		1,752
Other assets	8,311	-	(1,109)	(l)	7,202
Goodwill and intangibles, net	1,230	-	-		1,230
Net deferred tax assets	-	-	845	(k)	845
Cash and securities held in Trust Account	-	19,303	(19,303)	(a)	-
Total assets	397,960	19,397	(26,649)		390,708

Liabilities, commitments and shareholders’ equity (deficit)
Current liabilities
Accounts payable	122,168	3,871	(3,852)	(n)	122,187
Promissory note - related party	-	200	(200)	(i)	-
Advances from related party	-	307	(307)	(i)	-
Income taxes payable	-	1,054	(1,054)	(k)	-
Excise tax payable	-	3,212	(471)	(o)	2,741
Accrued compensation related costs	10,176	-	-		10,176
Accrued other	22,873	-	(3,875)	(e)	18,998
Current portion of operating lease liabilities	7,113	-	-		7,113
Total current liabilities	162,330	8,644	(9,759)		161,215

Long-term debt, net	80,208	-	-		80,208
Long-term operating lease liabilities	39,527	-	-		39,527
Other long-term liabilities	8,245	-	-		8,245
Deferred underwriting fee	-	-	-		-
Net deferred tax liabilities	-	-	-		-
Warrant liability	-	2,251	-	(j)	2,251
Total liabilities	290,310	10,895	(9,759)		291,446

Commitments:
DTOC Class A Common Stock subject to possible redemption, 1,847,069 shares at redemption value of $10.11 at June 30, 2023	-	18,670	(18,670)	(b)	-
Mezzanine Equity:
Redeemable convertible preferred Class C units; 2,459 units outstanding at June 30, 2023 (Liquidation preference of $65,327 at June 30, 2023)	62,897		(62,897)	(c)	-
New AON Series A convertible preferred stock, $0.0001 par value; 7,500,000 shares authorized; 6,651,610 issued and outstanding at June 30, 2023, with an aggregate liquidation preference of $65,327 at June 30, 2023.			62,897	(c)	62,897

Stockholders' equity (deficit)
New AON Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 6,614,229 shares issued and outstanding at June 30, 2023	-	-	1	(g)	1
New AON Class B common stock, $0.0001 par value; 100,000,000 shares authorized; 28,109,796 shares issued and outstanding at June 30, 2023	-	-	3	(g)	3
DTOC Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 8,262,500 shares issued and outstanding (excluding 1,847,069 shares subject to possible redemption) at June 30, 2023	-	1	(1)	(g)	-
DTOC Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 75,000 shares issued and outstanding at June 30, 2023	-	-	-		-
Class A units; 7,725 units outstanding at June 30, 2023	7,725	-	(7,725)	(g)	-
Class A-1 units; 904 units outstanding at June 30, 2023	31,040	-	(31,040)	(g)	-
Class B units; 2,322 units outstanding at June 30, 2023	80	-	(80)	(g)	-
Noncontrolling interest	134	-	33,952	(h)	34,086
Additional paid-in capital	-	11,202	817	(b)	4,242
			(21,371)	(d)
			38,842	(g)
			2,526	(e)
			4,659	(e)
			-	(j)
			(138)	(f)
			(3,864)	(f)
			845	(k)
			5,257	(m)
			(33,994)	(h)
			(1,109)	(l)
			99	(a)
			471	(o)

Accumulated other comprehensive loss	(29)	-	-		(29)
Accumulated earnings (deficit)	5,803	(21,371)	21,371	(d)	(1,938)
			3,864	(f)
			(3,864)	(f)
			(608)	(f)
			(5,257)	(m)
			1,392	(k)
			1,349	(e)
			(4,659)	(e)
			(99)	(a)
			99	(a)
			42	(h)

Total Stockholders' equity (deficit)	44,753	(10,168)	1,780		36,365

Total liabilities, commitments, mezzanine equity and stockholders’ equity (deficit)	$397,960	$19,397	$(26,649)		$390,708

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2023

(amounts in thousands, except per share amounts)

	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient service revenue, net	$613,486	$-	$-	$-		$613,486
HHS grant income	-	-	-	-		-
Other revenue	5,212	-	-	-		5,212
Total revenue	618,698	-	-	-		618,698

Costs and expenses:
Cost of Revenue	569,933	-	-	-		569,933
General and administrative expenses	52,915	-	754	(3,618)	(oo)	50,051
Transaction related expenses			1,757	(1,757)	(oo)	-
Formation and operating costs	-	2,511	(2,511)	-		-
Total costs and expenses	622,848	2,511	-	(5,375)		619,984
Income (loss) from operations	(4,150)	(2,511)	-	5,375		(1,286)

Nonoperating income (expense):
Interest expense	(2,968)	-	-	-		(2,968)
Interest income	126	2,561	-	(2,561)	(ll)	126
Other income (expense), net	(4,380)	-	-	5,066	(pp)	686
Reduction of deferred underwriting fee payable	-	420		(420)	(ll)	-
Unrealized gain (loss) on marketable securities held in Trust Account	-	(139)	-	139	(kk)	-
Change in fair value of warrant liability	-	(1,376)	-	-		(1,376)
Income (loss) before income taxes	(11,372)	(1,045)	-	7,599		(4,818)
Income tax expense (benefit)	-	487	-	909	(mm)	1,396
Net income (loss) before equity loss in affiliate	(11,372)	(1,532)	-	6,690		(6,214)
Equity loss in affiliate	(219)					(219)
Net Income (loss)	(11,591)	(1,532)	-	6,690		(6,433)
Net income (loss) attributable to noncontrolling interest	-	-	-	(5,072)	(nn)	(5,072)
Net income (loss) attributable to New AON	$(11,591)	$(1,532)	$-	$11,762		$(1,361)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2022

(amounts in thousands, except per share amounts)

	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient service revenue, net	$1,137,932	$-	$-	$-		$1,137,932
HHS grant income	-	-	-	-		-
Other revenue	11,738	-	-	-		11,738
Total revenue	1,149,670	-	-	-		1,149,670

Costs and expenses:
Cost of Revenue	1,054,217	-	-	-		1,054,217
General and administrative expenses	89,887	-	294	(3,277)	(ff)	92,161
				5,257	(gg)
				-
Transaction related expenses			2,095	4,472	(ee)	15,219
				3,618	(hh)
				1,757	(hh)
				3,277	(ff)
Formation and operating costs	-	2,389	(2,389)	-		-
Total costs and expenses	1,144,104	2,389	-	15,104		1,161,597
Income (loss) from operations	5,566	(2,389)	-	(15,104)		(11,927)

Nonoperating income (expense):
Interest expense	(3,417)	-	-	-		(3,417)
Interest income	151	5,129	-	(5,129)	(bb)	151
Other income (expense), net	289	-	-	1,349	(ii)	(3,021)
				(4,659)	(ii)
Unrealized gain (loss) on marketable securities held in Trust Account	-	139	-	(139)	(aa)	-
Change in fair value of warrant liability	-	8,680	-	-		8,680
Income (loss) before income taxes	2,589	11,559	-	(23,682)		(9,534)
Income tax expense (benefit)	-	1,027	-	(2,302)	(cc)	(1,275)
Net income (loss)	2,589	10,532	-	(21,380)		(8,259)
Net income (loss) attributable to noncontrolling interest	-	-	-	(5,269)	(dd)	(5,269)
Net income (loss) attributable to New AON	$2,589	$10,532	$-	$(16,111)		$(2,990)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statement of operations, as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the post-combination entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of DTOC, accompanied by a recapitalization.

The net assets of DTOC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the post-combination entity’s additional paid-in capital and are assumed to be cash settled.

2.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:

(a)	Represents the reclassification of cash and investments of $19.4 million held in the Trust Account that become available in conjunction with the Business Combination. Of the total $19.4 million, $0.1 million of interest was earned in the account after the issuance of DTOC’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023. As such, $0.1 million of interest income was recorded in accumulated deficit and subsequently presented in APIC, to reflect the elimination of DTOC’s historical accumulated deficit for the net income recognized.

(b)	Represents the redemption of 1,699,558 shares of DTOC Class A Common Stock for approximately $17.8 million and the reclassification of 147,511 shares of DTOC Class A common stock and additional paid-in capital for approximately $0.9 million, using par value of $0.0001 per share and the issuance of shares to DTOC public shareholders.

(c)	Represents the pro forma adjustment to record the conversion of the Series A Investment net proceeds pursuant to the June 7, 2023 Unit Purchase Agreement, in which the AON Class C Preferred Investor purchased 2,459 AON Class C units at an aggregate purchase price of $65.0 million, net of $0.8 million of issuance costs and $1.3 million of Class C purchase options rights classified as a derivative liability. Pursuant to the Business Combination Agreement, the pro forma adjustment also reflects issuance of New AON Series A Preferred Stock based on the Per Company Class C unit Exchange Ratio.

New AON has preliminarily evaluated the accounting for the New AON Series A Preferred Stock in accordance with the requirements of ASC 480-10-S99. For purposes of the unaudited pro forma condensed combined financial information, the Series A Investment is classified as mezzanine equity. However, the evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument, impact to earnings per share, analysis of any potential embedded derivatives and the impact to other preferred/equity units are ongoing and subject to change.

(d)	Reflects the elimination of DTOC’s historical accumulated deficit.

(e)	Represents the pro forma adjustment to remove AON’s Class C unit derivative liability. Upon the consummation of the Business Combination, the option to purchase additional Class C units expires. In addition, the pro forma adjustment represents the issuance of 718,549 shares of New AON Class B common stock to the Class A-1 unit holders in the amount of $7.2 million, pursuant to the AON Class A-1 Anti-dilution Feature, presented as additional paid in capital. Of the total $7.2 million, the Company recorded a loss of $4.7 million in accumulated earnings to reflect the fair value of the New AON Class B common stock in excess of the derivative liability recorded as of June 30, 2023. Upon the consummation of the Business Combination, AON’s Class A-1 unit holders do not retain the Anti-dilution Feature that was classified on AON’s condensed consolidated balance sheet as a derivative liability.

(f)	Represents the estimated incremental transaction costs incurred by DTOC and the Company of approximately $4.6 million for advisory, banking, printing, legal and accounting fees.

Of the total $4.6 million, transaction expenses of $4.5 million are expected to be expensed as incurred, as reflected in adjustment (ee) in the income statement for the year ended December 31, 2022. DTOC transaction expenses of $3.9 million were recorded in accumulated deficit and subsequently presented in APIC, to reflect the elimination of DTOC’s historical accumulated deficit for the expenses incurred and $0.6 million of AON transaction expenses were presented in accumulated earnings, to reflect the expense incurred. The remaining $0.1 million in costs that were direct and incremental to the equity raise were netted against the proceeds of the Business Combination.

(amounts in thousands)	Capitalized	Expensed	Total
DTOC	-	3,864	3,864
AON	138	608	746
Total	138	4,472	4,610

(g)	Represents the recapitalization of the Company’s Class A, Class A-1, Class B-1 and Class B outstanding common shares, using par value of $0.0001 per share, and the recapitalization of DTOC’s Class A common stock, using par value of $0.0001 per share, into New AON Class A common stock and New AON Class B common stock, as follows:

in thousands, except share amounts	Shares	Par Value
New AON Class B shareholders (Former AON A & B shareholders)	25,109,551	$3
New AON Class B Warrants (Former AON A-1 shareholders)	3,000,245	$-
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	$-
New AON Class A common stock (Former DTOC sponsor)	5,419,375	$1
Shares Outstanding at Closing	34,576,514	$4

The recapitalization of the Company’s Class A, Class A-1, and Class B shares included in accumulated paid in capital is calculated as follows:

in thousands	Additional paid-in capital
Book Value of AON Class A units	$7,725
Book Value of AON Class A-1 units	31,040
Book Value of AON Class B units	80
Total Historical AON Class A, Class A-1, Class B stockholders' equity	$38,845
Less: par value	3
Additional paid in capital	$38,842

(h)	The financial results of AON and its wholly-owned subsidiaries are consolidated with and into New AON, and following the Business Combination, a portion of the consolidated net income (loss) of AON, which the former AON unitholders are entitled to or are required to absorb, are allocated to the noncontrolling interests (the “NCI”). For purposes of the unaudited pro forma condensed combined financial information, a controlling interest of 32.06% and a noncontrolling interest of 67.94% were used. The Company has excluded Earnouts in the calculation of the ownership interest in AON as the Earnouts are subject to forfeiture if the achievement of a stock price threshold is not met within five years of the Business Combination.

(amounts in thousands)	Pro Forma Transaction Accounting Adjustments
Historical Accumulated earnings (deficit)	5,803
Less: Transaction Expenses attributed to AON	608
Less : Share -Based Compensation attributed to AON	5,257
Adjusted Accumulated earnings (deficit)	(62)
Noncontrolling interest percentage	67.94%
Noncontrolling interest	(42)

Historical Additional paid-in capital	-
Less: Capitalized Offering Costs	1,247
Plus: Vesting of AON B unit profit interest awards and issuance of AON B-1 shares	5,257
Plus: Recapitalization of Class A, A-1, B Shareholders	46,027
Adjusted Additional paid-in-capital	50,037
Noncontrolling interest percentage	67.94%
Noncontrolling interest	33,994
Total noncontrolling interest	33,952

New AON is currently evaluating the requirements of ASC 480-10-S99 regarding permanent versus mezzanine equity presentation of the noncontrolling interest. For purposes of the unaudited pro forma condensed combined financial information, noncontrolling interest is classified as permanent equity. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change in accordance with the terms contained within the final agreement.

(i)	The pro forma adjustment represents the repayment of the promissory note and Sponsor advances upon the consummation of the Business Combination. On March 6, 2023, in connection with the Special Meeting held to approve the Extension Proposal, the Sponsor deposited $0.2 million into the Trust Account to fund the Extension Proposal. As repayment, DTOC issued an unsecured promissory note to the Sponsor for $0.2 million. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full up upon the consummation of the Business Combination. The outstanding balance of the unsecured promissory note as of June 30, 2023 is $0.2 million. Further, during the six months ended June 30, 2023, the Sponsor advanced the Company $0.3 million for working capital purposes of which $0.0 was repaid during the six months ended June 30, 2023.

(j)	Represents the issuance of 3,002,245 shares of AON Class B Prefunded Warrants to former AON A-1 unitholders with an exercise price of $0.01. The AON Class B Prefunded Warrants are exercisable into one share of New AON Class B Common Stock. A share of New AON Class B Common Stock, together with an AON common unit, may be exchanged for one share of New AON Class A common stock. Because New AON Class B Common Stock has limited liquidity or value if the holder does not also possess an AON common unit, and because the AON Class B Prefunded Warrants are exercisable into New AON Class B Common Stock, the Company has estimated fair value of the warrants at $0.00. New AON is currently evaluating the accounting treatment related to these warrants. For purposes of the unaudited pro forma condensed combined financial information, these warrants are classified as liability instruments. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change based on final agreements.

(k)	Represents the pro forma adjustment to recognize a net deferred tax asset of $0.8 million and the pro forma adjustment to reflect an income tax receivable of $0.3 million.

Temporary differences, resulting from differences including our investment in AON and a valuation allowance, resulted in a pro forma net deferred tax asset of $0.8 million as of June 30, 2023.

(l)	Represents the reclassification of capitalized offering costs included in other assets to additional paid-in-capital in the amount of $1.1 million.

(m)	Represents the issuance of both the AON Class B-1 units and the accelerated vesting of the existing AON Class B profit interest awards noted in the pro forma adjustment (gg), in the aggregate amount of $5.3 million, recorded in accumulated deficit and accumulated paid-in-capital.

(n)	Represents the payment of the accrued DTOC transaction expenses included in Accounts Payable in the Historical DTOC balance sheet as of June 30, 2023.

(o)	The pro forma adjustment represents the reduction of excise tax payable for the issuance New AON Series A Preferred Stock, in the aggregate amount of $0.7 million, offset by the accrual of an additional $0.2 million in excise tax for the redemption of 1,699,558 shares of New AON Class A common stock, in the net amount of $0.5 million, recorded in excise tax payable and APIC.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023

In the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, $0.7 million and $1.8 million of historical Digital Transformation Corp. costs have been reclassified from “Formation and operating costs” to “General and administrative expenses” and “Transaction related expenses”, respectively, to align financial statement descriptions.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, are as follows:

(kk)	Reflects the elimination of unrealized gains and losses on marketable securities held in the Trust Account.

(ll)	Reflects the elimination of interest earned on marketable securities held in the Trust Account and the elimination of the impact of changes to the deferred underwriting fee.

(mm)	Reflects the income tax effect related to the transaction accounting adjustments, and the controlling interest of AON historical results for the AON partnership entities, using a pro forma combined blended U.S. federal and state statutory tax rate of 25.00% for the six months ended June 30, 2023.

(nn)	The net loss of New AON was reduced by the estimated noncontrolling interest ownership of 67.94%, as follows:

(amounts in thousands)	Pro Forma Transaction Accounting Adjustments
Historical Net income (loss)	(11,591)
Plus: Reversal of AON transaction expenses attributed to fiscal year 2022	3,618
Plus: Tax benefit (expense) attributed to AON	508
Adjusted Historical Net income (loss)	(7,465)
Noncontrolling interest percentage	67.94%
Net income (loss) attributable to noncontrolling interest	(5,072)

(oo)	Reflects the removal of AON and DTOC transaction expenses incurred in the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations give effect to the Business Combination as if it had been consummated on January 1, 2022. As such, all transaction expenses are reflected in the year ended December 31, 2022 statement of operations, see Note (hh).

(pp)	Reflects the reversal of $5.1 million of other expense recorded by AON to adjust the Class A-1 unit derivative liability to fair market value in the six months ended June 30, 2023 condensed consolidated statement of operations. Upon the consummation of the Business Combination, AON’s Class A-1 unit holders do not retain the Anti-dilution Feature that was classified on AON’s condensed consolidated balance sheet as a derivative liability.

4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022

In the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, $0.3 million and $2.0 million of historical Digital Transformation Corp. costs have been reclassified from “Formation and operating costs” to “General and administrative expenses” and “Transaction related expenses,” respectively, to align financial statement descriptions.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are as follows:

(aa)	Reflects the elimination of unrealized gains and losses on marketable securities held in the Trust Account.

(bb)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.

(cc)	Reflects the income tax effect related to the transaction accounting adjustments, and the controlling interest of AON historical results for the AON partnership entities, using a pro forma combined blended U.S. federal and state statutory tax rate of 25.00%, for the year ended December 31, 2022.

(dd)	The net loss of New AON was reduced by the estimated noncontrolling interest ownership of 67.94%, as follows:

(amounts in thousands)	Pro Forma Transaction Accounting Adjustments
Historical Net income (loss)	2,589
Less: Incremental Transaction Expenses attributed to AON	608
Less: AON transaction expenses attributed to fiscal year 2022	3,618
Less: Stock Compensation Expense attributed to AON	5,257
Less: Tax expense attributed to AON	861
Adjusted Historical Net income (loss)	(7,755)
Noncontrolling interest percentage	67.94%
Net income (loss) attributable to noncontrolling interest	(5,269)

(ee)	Reflects the incremental portion of transaction costs expected to be expensed as incurred based on the nature of the costs, as noted at adjustment (f).

(ff)	Reflects $3.3 million of historical AON costs that have been reclassified from “General and administrative expenses” to “Transaction related expenses” to align financial statement descriptions.

(gg)	Reflects $5.3 million of stock compensation related to the issuance of both 1,047,745 million shares of AON Class B-1 units at a fair market value of $5.01 per share, and the accelerated vesting of 405 shares of AON Class B profit interest awards at a grant date fair market value of $25.59 per share.

(hh)	Reflects $3.6 million and $1.8 million of AON and DTOC transaction expenses attributed to the December 31, 2022 Statement of Operations, as noted in pro forma adjustment (oo).

(ii)	Reflects both the gain of $1.3 million recognized to reflect the expiration of the option to purchase additional Class C units and the loss of $4.7 million to reflect the issuance of 718,549 shares of New AON Class B common stock to the Class A-1 unit holders, as noted in adjustment (e). Upon the consummation of the Business Combination, the option to purchase additional Class C units and the Anti-dilution Feature of the Class A-1 unit holders, each of which are liability-classified, no longer apply.

5.	Earnings per Share Information

The pro forma weighted average shares calculations have been performed for the six months ended June 30, 2023 and the year ended December 31, 2022 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average share outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	For the Six Months Ended	For the Year Ended
(In thousands, except per share data)	June 30, 2023	December 31, 2022
Net loss	(6,433)	(8,259)
Net loss attributable to New AON	(1,361)	(2,990)
Less: Manditory Preferred Stock Dividend	2,812	5,304
Net loss attributable to common stockholders	(4,173)	(8,294)
Weighted average common shares outstanding - Basic & Diluted(1)	6,614,229	6,614,631
Net loss per share attributable to Class A common stockholders – Basic & Diluted	(0.63)	(1.25)
Weighted average shares outstanding
New AON Class A common stock (Former DTOC Class A shareholders)	147,511	147,511
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	1,047,745
New AON Class A common stock (Former DTOC sponsor)	5,419,375	5,419,375
Basic weighted average shares outstanding	6,614,229	6,614,631

(1)	The net loss for the six months ended June 30, 2023 and the year ended December 31, 2022 results in an anti-dilutive effect on earnings per share for all potentially dilutive instruments, therefore basic weighted average shares outstanding equals diluted weighted average shares outstanding for the period.